EXHIBIT 10.8

SCRIPSAMERICA, INC.
PROMISSORY NOTE

THIS NOTE Is made in Langhome, PA as of December 21, 2010, by ScripsAmerica Inc., a Delaware corporation (referred to herein, as the "Borrower"), and is payable to the order of Robert Schneiderman ("Lender") for Ten Thousand Dollars ($10,000).

RECITALS:

A.    This Note is made by Borrower, and is payable to the order of Robert Schneiderman ("Lender"). The holder from time to time of this Note is referred to as "Payee."

B.    FOR VALUE RECEIVED, Borrower agrees to pay to the order of Lender the sum of Ten Thousand Dollars ($10,000) together with interest thereon at a rate of 2% per month. This Note shall expire 12 months from the date of execution of this agreement unless mutually extended by all parties, Borrower shall pay monthly interest payments of Two Hundred Dollars ($200.00) in cash or shares of ScripsAmerica at $.50 per share, every 30 days on the 3rd day following each 30 day period beginning with receipt of Ten Thousand ($ 10,000.00). At the Maturity Date, the Borrower shall pay to Lender the principal amount and final interest payment. This note is convertible with proper written notice at any time during the term of the loan into shares of SoripsAmerica, Inc. common stock at $.50 per share. The Loan evidenced by this Note is referred to herein as the "Loan."

C.    This note is backed and collateralized by the purchase order(s) given to ScripsAmerica, Inc. by McKesson Inc., and the Inventory which is purchased to fill the Purchase Order from McKesson Inc.

1.    Payment.

(a)   Borrower hereby promises to pay to the order of Payee without offset, counter- claim or the other defense the principal sum of the total amount loaned, being Ten Thousand Dollars ($10,000.00 ).

(b)   The term "Maturity Date" shall mean December 20, 2011.

(c)   Payment of all amounts due under this Note shall be made at the office of Lender at such place as Payee may from time to time designate in writing.

(d)    Notwithstanding any provisions of this Note or any instrument securing payment of the indebtedness evidenced by this Note to the contrary, it is the intent of Borrower and Payee that Payee shall never be entitled to receive, collect or apply, as interest on principal of the indebtedness, any amount in excess of the maximum rate of interest permitted to be charged by applicable law; and if under any circumstance whatsoever, fulfillment of any provision of this Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and in the event Payee ever receives, collects or applies as interest any such excess, such amount which would be excess interest shall be deemed a permitted partial prepayment of principal and treated hereunder as such; and if the principal of the indebtedness secured hereby is paid In full, any remaining excess funds shall forthwith be paid to Borrower. In determining whether or not interest of any kind payable hereunder, under any specific contingency, exceeds the highest lawful rate, Borrower and Payee shall, to the maximum extent permitted under applicable law, (1) characterize any non-principal payment as an expense, fee or premium rather than as interest and (2) amortize, prorate, allocate and spread to the end that the interest on account of such Indebtedness does not exceed the maximum amount permitted by applicable law; provided that if the amount of interest received for the actual period of existence thereof exceeds the maximum lawful rate, Payee shall refund to Borrower the amount of such excess. Payee shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the maximum lawful rate.

2.    Default and Remedies.

(a)    In the event (l) default is made in the payment of any part of the principal or interest of this Note, as such payments become due and payable, and such default continues for fifteen (15) days after receipt by Borrower of written notice of such sum being due, (2) default is made in the payment of any other sum due pursuant to the terms of this Note, as such sums become due and payable, and such default continues for fifteen (15) days after receipt by Borrower of written notice of such sum being due, or (3) if an Event of Default shall occur under and as defined in the loan documents, then in any such event (collectively "Events of Default"), Payee shall have the option, without demand or notice, to declare the unpaid principal of this Note, together with all accrued interest and other sums owing hereunder, at once due and payable, and to exercise any and all other rights and remedies available at law or in equity.

(b)    The remedies of Payee, as provided herein, shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Payee, and may be exercised as often as occasion therefore shall arise, No act or omission or commission of Payee, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Payee and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event,

3.    Costs and Attorney's Fees.

Borrower promises to pay all costs of collection of every kind, including but not limited to all reasonable attorney's fees, court costs, and expenses of every kind, incurred by Payee in connection with such collection or the protection or enforcement of any or all of this Note and the security for this Note, whether or not any lawsuit Is filed with respect thereto.

4.    Waiver.

Except as otherwise provided herein, each maker, surety, guarantor and endorser hereon waives grace, notice, notice of intent to accelerate, notice of default, protest, demand, presentment for payment and diligence in the collection of this Note, and in the filing of suit hereon, and agrees that his or its liability and the liability of his or its heirs, beneficiaries, successors and assigns for the payment hereof shall not be affected or impaired by any release or change in the security or by any increase, modification, renewal or extension of the indebtedness or Its mode and time of payment. It is specifically agreed by the undersigned that the Payee shall have the right at all times to decline to make any such release or change In any security given to secure the payment hereof and to decline to make any such Increase, modification, renewal or extension of the indebtedness or its mode and time of payment. This Note shall constitute a joint and several obligation when signed by more than one party.

5.    Notices.

All notices or other communications required or permitted hereunder shall be (a) in writing and shall be deemed to be given (i) when delivered in person, (ii) when received after deposit In a regularly maintained receptacle of the United States mail as registered or certified mall, postage prepaid, (iii) when received If sent by private courier service, or (iv) on the day on which the party to whom such notice is addressed refuses delivery by mail or by private courier service and (b) addressed as follows;

To Borrower:     ScripsAmerica, inc.
843 Persimmon Lane
Langhorne PA 10047
800-8S7-7622

To Lender:

or to each such party at such other addresses as such party may designate in a written notice to the other parties,

6.    Miscellaneous.

(a)    The headings of the paragraphs of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof,

(b)    All payments under this Note shall be payable in lawful money of the United States which shall be legal tender for public and private debts at the time of payment Each payment of principal or Interest under this Note shall he paid on the date due. Except as otherwise provided herein, all payments (whether of principal, interest or other amounts) which are applied at any time by Payee to indebtedness evidenced by this Note may be allocated by Payee to principal, interest or other amounts as Payee may determine In Payee's sole discretion. Lender shall notify Borrower when it allocates payments other than to interest and principal.

(c)    This Note shall be governed by and construed under the laws of the commonwealth of Pennsylvania.

7.    Convertibility

Lender at his option may convert the principal of the loan into ScripsAmerica, Inc. common stock at $.50 per share. Conversion will occur by the Lender notifying the Borrower at the address specified in paragraph 5 above of his desire to convert.

8.    Severability.

If any provision of this Note or any payments pursuant to the terms hereof shall be invalid or unenforceable to any extent, the remainder of this Note and any other payments hereunder shall not be affected thereby and shall be enforceable to the greatest extent permitted by law.

9.    Transfer by Holder.

Payee may assign or sell all of its interest in this Note and all of its rights and security hereunder.

IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the date and year first above written,

ScripsAmerica, Inc.

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